EXHIBIT 99.1

Atheros Announces Financial Results for Q3 2006

Sixth Consecutive Quarter of Revenue Growth

Santa Clara, Calif. – Oct. 23, 2006 – Atheros Communications, Inc. (NASDAQ: ATHR), a leading developer of advanced wireless solutions, today announced record financial results for the third quarter of 2006, ended Sept. 30, 2006.

Revenue in the third quarter was $79.6 million, up nine percent from the $73.2 million reported in the second quarter of 2006 and up 74 percent from the $45.8 million reported in the third quarter of 2005.

In accordance with U.S. generally accepted accounting principles (GAAP), the company recorded third quarter net income of $6.3 million or $0.11 per diluted share. This compares with a GAAP net income of $6.8 million or $0.12 per diluted share in the second quarter of 2006 and $2.2 million or $.04 per share in the third quarter of 2005. Total cash and investments were $191 million at Sept. 30, 2006.

Atheros reports operating income, net income and basic and diluted net income per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income excludes, where applicable, the effect of stock-based compensation, the tax benefit due to the partial release of deferred tax asset valuation allowance, amortization of acquired intangible assets and acquisition related charges. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is presented in the financial statements portion of this release.

Non-GAAP gross margins in the third quarter were 48 percent, above the company’s target range of 43 to 45 percent, compared with 49.1 percent in the second quarter of 2006 and 43.5 percent in the third quarter of 2005. Non-GAAP operating income increased to 14.5 percent from the 14.4 percent reported in the second quarter of 2006.

Non-GAAP net income in the third quarter was $10.5 million or $0.19 per diluted share, compared with non-GAAP net income of $9.5 million or $0.17 per diluted share in the second quarter of 2006 and $2.6 million or $.05 per share in the third quarter of 2005.

“This is our sixth consecutive quarter of revenue growth and the fifth consecutive quarter that Atheros achieved record non-GAAP operating income and earnings,” said Craig Barratt, president and CEO. “Once again, we saw strong sales of our XSPAN™ 802.11n products and our core WLAN solutions, especially 802.11a/g products for the PC OEM market.

“Even as our core wireless businesses are gaining strength, we are continuing our expansion into new, complementary markets. With the acquisition of Attansic announced today, Atheros will drive the adoption of gigabit Ethernet-based 802.11n solutions by delivering complete, highly integrated, wired and wireless solutions for video, voice and data,” Dr. Barratt said.

“With the close of this acquisition later this year, we will offer a broader platform of communication technologies to key markets we serve. In particular, we will immediately achieve a leading position in the PC LAN-on-motherboard (LOM) market, as Attansic currently supplies ASUSTek with its Ethernet products. Atheros’ PC OEM customer base will gain access to the world’s most cost-optimized, performance-leading PCI Express WLAN and Gigabit solutions from a single vendor.

“This acquisition propels us further along our diversification path, enabling us to offer a comprehensive platform of products as we pursue our long-term goal of building several best-in-class businesses that benefit from our technology leadership, strong customer relationships and low-cost integration capabilities,” he said.

Recent Atheros Press Release Highlights:

•	Oct. 23- Atheros Announces Acquisition of Attansic Technology Company

•	Oct. 23 - Atheros Ships 75 Millionth Wireless LAN Chipset

•	Oct. 19- Atheros Communications Named One of Fastest Growing Companies in North America on Deloitte’s 2006 Technology Fast 500

•	Oct. 16 - Atheros Communications and FON Collaboration Supports Expanding Worldwide WiFi Community

•	Oct. 2 - D-Link RangeBooster N 650 Wireless Router Featuring Atheros XSPAN Technology Receives LAPTOP Magazine’s Editors’ Choice Award

•	Sept. 27 - Atheros Appoints Dr. Sam Endy as Vice President and General Manager to Lead Mobile Wireless Business Unit

•	Sept. 18 - Atheros WLAN Technology Featured in Award-Winning Sonos® Digital Music System

•	Aug. 28 - Atheros Launches XSPAN Value Solutions Featuring the Company’s First Advanced Network Processor

•	Aug. 9 - Atheros Communications Completes Acquisition of ZyDAS Technology Corporation

•	Aug. 7 - Atheros XSPAN™ Draft 802.11n Mini Card Reference Designs Achieve Industry’s First PCI Express Compatibility Certification

•	July 26 – Atheros and UT Starcom Collaborate in Feature-Rich, Ultra-Thin PAS Handset in China

Conference Call

Atheros will broadcast its third quarter 2006 financial results conference call today, Monday, Oct. 23, 2006, at 1:30 p.m. Pacific time (4:30 p.m. Eastern time).

To listen to the call, please dial (630) 395-0122 approximately 10 minutes prior to the start time. The pass code is Atheros. A taped replay will be available approximately one hour after the conclusion of the call and will remain available for one week. To access the replay, dial (203) 369-3544.

The Atheros financial results conference call will be available via a live webcast on the investor relations section of the Atheros website at http://www.atheros.com. Please access the website approximately 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay of the call will be available on the web site for one year.

About Atheros Communications, Inc.

Atheros Communications is a leading developer of semiconductor system solutions for wireless communications products. Atheros combines its wireless systems expertise with high-performance radio frequency (RF), mixed signal and digital semiconductor design skills to provide highly integrated chipsets that are manufacturable on low-cost, standard complementary metal-oxide semiconductor (CMOS)

processes. Atheros technology is being used by a broad base of leading customers, including personal computer, networking equipment and handset manufacturers. For more information, please visit http://www.atheros.com or send email to info@atheros.com.

NOTE: Atheros, the Atheros logo and XSPAN are trademarks of Atheros Communications, Inc.

Note on Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including the anticipated continued success of our products on the market; Atheros’ diversification plans and expansion into new markets; and the anticipated benefits of the acquisition of Attansic, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the impacts of competition, technological advances and pricing pressures; general economic conditions; difficulties in the development of new products and technologies; manufacturing difficulties; whether Atheros is successful in marketing its products; whether Atheros successfully completes the Attansic acquisition and is able to integrate Attansic and its products with Atheros and its products; whether Atheros is successful in maintaining its relationship with ASUSTek following the Attansic acquisition and whether ASUSTek is successful in marketing and selling its products; and other risks detailed in Atheros’ Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, as filed with the Securities and Exchange Commission, and in other reports filed with the SEC by Atheros from time to time. These forward-looking statements speak only as of the date hereof.

Contact:

Jack Lazar	Deborah Stapleton
Chief Financial Officer	President
Atheros Communications, Inc.	Stapleton Communications Inc.
(408) 773-5200	(650) 470-0200

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–    Summary Financial Data Attached    –

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net revenue	$79,608	$45,800	$213,885	$130,407

Cost of goods sold	41,942	25,913	110,981	74,158

Gross profit	37,666	19,887	102,904	56,249
Operating expenses:
Research and development	18,314	11,943	51,745	35,006
Sales and marketing	7,374	4,276	19,732	12,836
General and administrative	4,237	2,748	11,035	7,637
Amortization of acquired intangible assets	489	—	489	—
Acquired in-process research and development	400	—	400	—

Total operating expenses	30,814	18,967	83,401	55,479

Income from operations	6,852	920	19,503	770

Interest income, net	2,319	1,262	6,323	3,360
Provision for income taxes	(2,850)	(30)	(5,938)	(525)

Net income	$6,321	$2,152	$19,888	$3,605

Basic earnings per share	$0.12	$0.04	$0.39	$0.07

Diluted earnings per share	$0.11	$0.04	$0.36	$0.07

Shares used in computing basic earnings per share	52,107	48,984	51,331	48,582

Shares used in computing diluted earnings per share	55,423	53,617	55,114	53,499

Non-GAAP net income (*)	$10,539	$2,593	$27,942	$5,117

Shares used in computing non-GAAP basic earnings per share (*)	52,107	48,984	51.331	48,582

Shares used in computing non-GAAP diluted earnings per share (*)	55,423	53,617	55,114	53,499

Non-GAAP basic earnings per share (*)	$0.20	$0.05	$0.54	$0.11

Non-GAAP diluted earnings per share (*)	$0.19	$0.05	$0.51	$0.10

( * )	To supplement our condensed consolidated financial statements in accordance with GAAP, we have provided above non-GAAP measures of net income and basic and diluted earnings per share. Our management believes that these non-GAAP measures provide useful information to enhance the overall understanding of our ongoing economic performance, and therefore, uses these non-GAAP measures in our internal reporting to evaluate and manage our operations. We have provided the non-GAAP measures above to enable investors to perform comparisons of our operating results in a similar manner as our management analyzes those operating results. A reconciliation of the reported GAAP to non-GAAP condensed consolidated statements of operations is provided separately.

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF REPORTED GAAP TO NON-GAAP

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30, 2006
	Reported	Non-GAAP Entries		Non-GAAP
Net revenue	$79,608	$—		$79,608

Cost of goods sold	41,942	(515	)(a)	41,427

Gross profit	37,666	515		38,181
Operating expenses:
Research and development	18,314	(1,895	)(b)	16,419
Sales and marketing	7,374	(826	)(b)	6,548
General and administrative	4,237	(564	)(b)	3,673
Amortization of acquired intangible assets	489	(489	)(c)	—
Acquired in-process research and development	400	(400	)(c)	—

Total operating expenses	30,814	(4,174)		26,640

Income from operations	6,852	4,689		11,541

Interest income, net	2,319	—		2,319
Provision for income taxes	(2,850)	(471	)(d)	(3,321)

Net income	$6,321	$4,218		$10,539

Basic earnings per share	$0.12			$0.20

Diluted earnings per share	$0.11			$0.19

Shares used in computing basic earnings per share
	52,107			52,107

Shares used in computing diluted earnings per share
	55,423			55,423

Notes:

(a)	Stock-based compensation expense and acquisition related charges
(b)	Stock-based compensation
(c)	Amortization of acquired intangible assets and acquired in-process research and development
(d)	Net tax effect of non-GAAP adjustments

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF REPORTED GAAP TO NON-GAAP

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Nine Months Ended September 30, 2006
	Reported	Non-GAAP Entries		Non-GAAP
Net revenue	$213,885	$—		$213,885

Cost of goods sold	110,981	(738	)(a)	110,243

Gross profit	102,904	738		103,642
Operating expenses:
Research and development	51,745	(5,349	)(b)	46,396
Sales and marketing	19,732	(2,317	)(b)	17,415
General and administrative	11,035	(1,627	)(b)	9,408
Amortization of acquired intangible assets	489	(489	)(c)	—
Acquired in-process research and development	400	(400	)(c)	—

Total operating expenses	83,401	(10,182)		73,219

Income from operations	19,503	10,920		30,423

Interest income, net	6,323	—		6,323
Provision for income taxes	(5,938)	(2,866	)(d)	(8,804)

Net income	$19,888	$8,054		$27,942

Basic earnings per share	$0.39			$0.54

Diluted earnings per share	$0.36			$0.51

Shares used in computing basic earnings per share	51,331			51,331

Shares used in computing diluted earnings per share	55,114			55,114

Notes:

(a)	Stock-based compensation expense and acquisition related charges
(b)	Stock-based compensation
(c)	Amortization of acquired intangible assets and acquired in-process research and development
(d)	Income tax benefit of $1,392 from the partial release of the deferred tax asset valuation allowance, and $1,474 from the net tax effect of non-GAAP adjustments

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF REPORTED GAAP TO NON-GAAP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30, 2005
	Reported	Non-GAAP Entries		Non-GAAP
Net revenue	$45,800	$—		$45,800

Cost of goods sold	25,913	(20	)(a)	25,893

Gross profit	19,887	20		19,907
Operating expenses:
Research and development	11,943	(286	)(a)	11,657
Sales and marketing	4,276	(14	)(a)	4,262
General and administrative	2,748	(121	)(a)	2,627

Total operating expenses	18,967	(421)		18,546

Income from operations	920	441		1,361

Interest income, net	1,262	—		1,262
Provision for income taxes	(30)	—		(30)

Net income	$2,152	$441		$2,593

Basic earnings per share	$0.04			$0.05

Diluted earnings per share	$0.04			$0.05

Shares used in computing basic earnings per share	48,984			48,984

Shares used in computing diluted earnings per share	53,617			53,617

Notes:

(a)	Stock-based compensation expense

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF REPORTED GAAP TO NON-GAAP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Nine Months Ended September 30, 2005
	Reported	Non-GAAP Entries		Non-GAAP
Net revenue	$130,407	$—		$130,407

Cost of goods sold	74,158	(69	)(a)	74,089

Gross profit	56,249	69		56,318
Operating expenses:
Research and development	35,006	(885	)(a)	34,121
Sales and marketing	12,836	(121	)(a)	12,715
General and administrative	7,637	(437	)(a)	7,200

Total operating expenses	55,479	(1,443)		54,036

Income from operations	770	1,512		2,282

Interest income, net	3,360	—		3,360
Provision for income taxes	(525)	—		(525)

Net income	$3,605	$1,512		$5,117

Basic earnings per share	$0.07			$0.11

Diluted earnings per share	$0.07			$0.10

Shares used in computing basic earnings per share	48,582			48,582

Shares used in computing diluted earnings per share	53,499			53,499

Notes:

(a)	Stock-based compensation expense

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)

	September 30, 2006	December 31, 2005
ASSETS
Current assets:

Cash, cash equivalents and marketable securities	$190,818	$173,645
Accounts receivable, net	46,484	28,381
Inventory	32,044	20,475
Deferred income taxes and other current assets	4,961	9,111

Total current assets	274,307	231,612

Property and equipment, net	8,369	5,557
Goodwill and acquired intangible assets	19,691	—
Deferred income taxes and other assets	6,921	2,010

	$309,288	$239,179

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$60,255	$41,213

Long-term liabilities	1,471	1,000

Stockholders’ equity	247,562	196,966

	$309,288	$239,179